To Fold Customers,

Fold was founded on a simple belief: financial tools should help people move forward in their lives.

The word fold comes from an old idea. To be in the fold is to belong, to be protected, and to be part of something built to last. For most of history, the fold was where people kept what mattered most: family, resources, and the future. It was about continuity, not extraction.

Today, many financial systems generate activity without progress. People are busier and transacting more than ever, yet long-term stability feels further away. When your time and effort no longer compound, patience breaks down. Saving feels less rational. Capital moves toward volatility and short-term outcomes, not because people are reckless, but because building no longer feels possible on a meaningful timeline. It pushes people into platforms where 96% lose money, by design.

While the headlines say it’s impossible to get ahead—too expensive to save, too hard to buy a home, too risky to plan a family—Fold customers are doing exactly that. Bitcoin offers a different foundation when used with intention. Not as a trade or a bet, but as a technology that restores ownership, agency and freedom.

Fold is built to maximize freedom for the American family through bitcoin. We exist to make that freedom usable today and durable for tomorrow.

As we look ahead to 2026, we are simplifying Fold and returning to first principles. This is not a change in direction. It is a deepening of what we have always believed.

A financial platform to help people move forward.

The Year Behind Us

The past year was one of progress and rebuilding.

We had an incredible year. We shipped more products than ever and materially increased execution velocity across the company.

We also rebuilt critical infrastructure. After delays in our original credit card program, we made the decision to start over and rebuild the card from the ground up with the best partners in the world, including Stripe and Visa. That reset allowed us to design the credit card product we always wanted to ship, one we believe will become Fold’s flagship offering and a primary way customers accumulate bitcoin.

We made meaningful progress toward our mission of bringing bitcoin into the mainstream of American life. We put a bitcoin company onto Nasdaq and brought bitcoin to the billboards of

Times Square. We put bitcoin on the shelves of the largest grocery chain in the country, Kroger, and onto the menu of one of the fastest growing fast food chains in the US, Steak ’n Shake, alongside countless other activations that made bitcoin more accessible, more trusted, and more part of everyday life.

We expanded coverage of our bitcoin services to all 50 states. Fold is now the only public bitcoin financial services company offering nationwide bitcoin services backed by a federal trust bank charter through BitGo. This milestone provides the regulatory foundation required to operate at scale and sets a new standard for trust and compliance in the market.

Over the course of the year, we strengthened the team, improved governance, and are nearing the completion of our first full year as a public company. We have an engaged board and a growing base of long-term shareholders who share our conviction in bitcoin as a future savings standard.

The foundation has been set.

The Year Ahead

In 2026, Fold will undergo the following structural upgrades. Each is guided by the same principle: remove friction and align incentives with long-term progress.

First, Fold will be free.
This year, we will be eliminating Fold+ subscriptions so every customer gets a consistent experience with Fold. We aim to return pro-rated subscription fees to all existing Fold+ members later in Q1 and all Fold members will get access to an upgraded experience.

Second, pricing will be clear and transparent.
Recurring buys and paycheck conversions will be zero-fee. Spot buys will carry a clear competitive fee with tight spreads. We are moving toward simple, competitive pricing to build trust and maintain our status as the best place to maximize your bitcoin buys.

Third, we are raising the standard for custody.
Customer bitcoin is now custodied by a federally regulated national bank. Assets will be bankruptcy-remote and protected by BitGo’s $250 million dollar aggregate insurance policy if certain conditions are met. Safety is not optional, and to our knowledge there are no other exchanges that offer this level of peace of mind.

Fourth, we are rebuilding the product experience.
In the coming weeks we will be rolling out an upgraded app experience. This new app experience was built to make Fold faster, simpler, and focused on accumulation rather than noise.

Fifth, we are launching the credit card built for bitcoin savers.
This is a no-annual-fee, metal credit card that will earn up to 4% back in bitcoin each month.

Customers will be able to earn an unlimited 1.5% back in bitcoin with the ability to earn up to 4% based on how much bitcoin they stack. No complex tiers. No bonus gimmicks. No forced custody. This card is built by bitcoiners for bitcoiners. Full terms and conditions, including APR and fee information, will be available on Fold’s website.

Sixth, we are upgrading dollar banking rails.
Managing dollars should feel like managing bitcoin. Under your control. More accessibility. Better limits. Better hours. Fast transfers. And compounding that helps you reach your goals. That also means aiming for new banking upgrades that represent the best in dollar custody and movement, so customers can trust their money is safe and can move fast when they need it.

Seventh, we are expanding real-world distribution.
We are aiming to open partnerships and our platform to retailers and businesses in the United States to bring bitcoin into everyday life for customers, employees and business owners. Adoption happens when tools show up where people already are, not only inside financial apps. We’re just getting started bringing bitcoin to all Americans.

Eighth, we are doubling down on families.
Building for the future means building for the next generation. Fold already supports joint accounts and features that connect daily finances with long-term goals. In 2026, we are leaning further into serving households where progress is measured in years, not days.

Ninth, we are using our treasury as a tool, not a trophy.
Fold holds 1,526 bitcoin in our Investment Treasury.1 We do not treat this as a speculative asset. We use it to align with shareholders and to lower friction, improve rewards, reduce costs, and unlock new bitcoin-native financial services. Bitcoin for Fold (and our customers) is our reactor for long-term strength.

Tenth, we are building a race-team culture.
Fold has assembled a high-caliber, low-ego, mission-driven team. Speed, craft, and impact matter here more than ever. How we build is becoming a core advantage, and it will define what we are able to ship and how quickly we can do it.

The Long View

Fold is being built in order to position bitcoin as a core asset of American families and businesses.

Not as a niche investment or a speculative trade, but as a foundational financial tool. One that earns the same cultural and financial trust once reserved for the savings account, the money

1 As of November 10, 2025, as disclosed in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2025.

market fund, the retirement account, Social Security, and the pension systems. The shift is already underway for those who are a part of the fold.

A large majority of Fold customers already hold a meaningful portion of their net worth in bitcoin. They are not experimenting; they are committing. As this cohort grows in income, influence, and responsibility, we believe they are set to become among the most valuable financial customers in the world: long-term oriented, disciplined savers who concentrate their financial lives around platforms they trust.

As wealth moves from Boomers to Millennials and Gen Z, we are seeing a generational change in how people think about saving and security. Younger households increasingly see bitcoin not as an alternative, but as the foundation on which to build a future. For many, it is the only asset that has consistently worked in their financial lives.

This is not a small transition. It represents a multi-trillion-dollar realignment in how families are looking to structure their wealth, plan for the future, and pass it forward.

Fold is already ahead in building the infrastructure for this world, and just as importantly, in serving the customers who are already living in it. We are building the financial home where this shift becomes practical, trusted, and repeatable.

As adoption grows, Fold will aim to help partners join this transition and introduce millions more people to bitcoin in a way that feels familiar, responsible, and aligned with everyday life.

We believe Fold will be a direct beneficiary of this generational wealth transition, not because of speculation, but because we are building for how people actually want to live and plan for the future.

Bitcoin is not the goal.
The life it enables is.

We are early. We are focused. And we are building an institution designed to endure.

Thank you for your trust and your ownership.

Will Reeves
Founder and CEO
Fold Holdings, Inc.

Cautionary Note on Forward-Looking Statements

The information in this letter includes “forward-looking statements” within the meaning of the federal securities laws. All statements that are not statements of historical fact are forward-looking statements. Forward-looking statements may be identified by the use of words such as

“may,” “could,” “would,” “should,” “predict,” “estimate,” “plan,” “aim,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. In particular, all statements under the heading, “The Year Ahead,” are forward-looking statements. These statements are based on assumptions and on the current expectations of Fold’s management and are not predictions of actual performance. Many actual events and circumstances are beyond the control of Fold. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in domestic and foreign business, market, financial, political and legal conditions, including but not limited to changes in the acceptance of bitcoin; (ii) our continued ability to implement business plans, including but not limited to our ability to make technical updates and other product upgrades; (iii) the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive industry in which Fold operates; (iv) volatility in the market price of bitcoin; (v) access to and reliance on funding for our products, including the credit card; (vi) access to and reliance on third parties for their services related to certain of our products, including risks relating to Fold having a single custodian for our bitcoin; (vii) reliance on banking partners which are subject to complex and demanding regulations and compliance standards; and (viii) those risks and uncertainties discussed in Fold Holding, Inc.’s filings with the Securities and Exchange Commission, including, but not limited to our previous Annual Report on Form 10-K filed on March 28, 2025 and our subsequent Quarterly Reports filed on May 15, 2025, August 12, 2025, and November 10, 2025. If any of these risks materialize or Fold’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Fold may elect to update these forward-looking statements at some point in the future, Fold specifically disclaims any obligation to do so, except as required by law.